Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-255980

BLACKROCK CREDIT STRATEGIES FUND

Supplement dated January 22, 2025 to the

Statement of Additional Information of BlackRock Credit Strategies Fund,

dated November 12, 2024, as supplemented to date

This supplement amends certain information in the Statement of Additional Information (“SAI”) of BlackRock Credit Strategies Fund (the “Fund”), dated November 12, 2024, as supplemented to date. Unless otherwise indicated, all other information included in the SAI that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the SAI.

The following change is made to the Fund’s SAI:

The list following the last paragraph in the sub-section of the SAI entitled “Distribution of Fund Shares —Additional Payments to Dealers” is deleted in its entirety and replaced with the following:

Cadaret Grant & Co., Inc.

Charles Schwab & Co., Inc.

Commonwealth Equity Services, LLC

CUSO Financial Services, L.P.

Equitable Advisors, LLC

Equity Services Inc.

Fidelity Brokerage Services LLC

Fidelity Investments Institutional Operations Company LLC

J.P. Morgan Securities LLC

LPL Financial LLC

Morgan Stanley Smith Barney LLC

MSCS Financial Services Division of Broadridge Business Process Outsourcing, LLC

National Financial Services LLC

NEXT Financial Group, Inc.

Pershing, LLC

Snyder Kearney LLC

Sorrento Pacific Financial LLC

TD Ameritrade, Inc.

UBS Financial Services, Inc.

Wells Fargo Clearing Services, LLC

Investors should retain this supplement for future reference.

SAI-CSF-0125SUP